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HOUSEHOLD

Bobby Mehta

Group Executive – Credit Card Services & Canada

HOUSEHOLD

CREDIT CARD SERVICES

CREDIT CARD SERVICES

Competitive Environment

- Prime Market
  - Highly competitive, continuing consolidation, pressure on direct mail channel
  - Dominated by major issuers
  - Success requires differentiated value proposition
  - Table stakes required: analytics, customer care, operational excellence, internet channel

CREDIT CARD SERVICES

Competitive Environment

- Nonprime Market
  - Underserved consumers
  - Ability to differentiate on customer care and operational excellence
  - Reduced competition in segment
  - Diversification of channels (partnerships, turndown programs)

CREDIT CARD SERVICES

Business Mix

Portfolio	Percent of Portfolio	Key Segments
Prime		
GM Card	42	Super-Prime Prime
Union Plus	29	Prime
Loans	6	-
Nonprime		
Household Bank	7	Near-Prime
Orchard Bank	10	Subprime
Non-strategic	6	-

At December 31, 2001